UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
 Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

TCP CAPITAL CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

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	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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CORRESPONDENCE WITH A CERTAIN STOCKHOLDER

“Hi [Redacted],

We apologize in advance for so many emails, but this is a very important issue for us.

In past years, [Redacted] has always voted in favor of TCPC’s proposal for authority to issue shares below NAV. We would like to understand why [Redacted] voted against the proposal this year. There has been no change in the proposal from years past, and the leading independent proxy advisory firms, Institutional Shareholder Services (ISS), Glass Lewis and Egan Jones, all recommend voting FOR the proposal.

We are trying to understand why you changed your vote this year. It is a very time sensitive issue as online voting ends at midnight Eastern time on May 18.

Howard is currently travelling, but he is available on his cell phone at [Redacted] starting at 2pm [Redacted] time/8am Eastern time. Is there anyone else that could have a call with him today?

Kind regards,”